Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: raiford_garrabrant@cree.com

Cree Reports Financial Results for the Fourth Quarter and Fiscal Year 2007

DURHAM, NC, August 7, 2007– Cree, Inc. (Nasdaq: CREE), a market-leading innovator of semiconductors that enhance the value of solid-state lighting, power and communications products, today announced revenue of $111.2 million for its fiscal fourth quarter ended June 24, 2007.  This represents a 23% increase compared to the fiscal third quarter and a 4% increase compared to revenue of $106.7 million reported for the year ago period.  GAAP net income for the fourth quarter was $6.4 million, or $0.08 per diluted share, compared to net income of $13.2 million or $0.17 per diluted share for the fourth quarter of 2006.

The remainder of this press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges, gains and losses in accordance with GAAP, which are excluded from non-GAAP results based on management’s determination that they are not directly reflective of on-going operations. The schedules attached to this press release include a reconciliation of the GAAP financial information to the non-GAAP results.

GAAP EPS of $0.08 per diluted share includes a net expense of $1.0 million or $0.01 per diluted share due to certain items.  These items consist of a gain from the sale of marketable securities of $0.09 per diluted share, expenses related to the COTCO acquisition of $0.07 per diluted share, stock based compensation expense of $0.02 per diluted share and certain tax adjustments that reduced earnings by $0.01 per diluted share.  On a non-GAAP basis, adjusted to exclude these items, net income for the fourth quarter of fiscal 2007 was $7.4 million, or $0.09 per diluted share.  On a non-GAAP basis, adjusted to exclude similar items as in fiscal 2007, net income for the fourth quarter of fiscal 2006 was $17.2 million, or $0.22 per diluted share.

For fiscal year 2007, Cree reported revenue of $394.1 million, which represents a 7% decrease compared to revenue of $423.0 million for fiscal 2006.  GAAP net income was $57.3 million, or $0.72 per diluted share, compared to $76.7 million, or $0.98 per diluted share for fiscal 2006.  On a non-GAAP basis net income for fiscal year 2007 was $35.4 million, or $0.44 per diluted share, compared to $83.2 million, or $1.06 per diluted share, for fiscal 2006.

“Fiscal 2007 was a challenging, but successful year for Cree as we made great strides in our transformation from an LED chip and SiC materials technology company into a components company positioned to lead the LED lighting revolution,” stated Chuck Swoboda, Cree chairman and CEO.  “In the fourth quarter we again delivered financial results that were in-line with our previously announced targets and the COTCO integration is off to a good start. We believe the combination of growing XLamp® LED sales, our new high-brightness packaged LED product line and a more stable LED chip business has put Cree in a strong position for growth in fiscal 2008.”

Recent Business Highlights:

➢	Completed the acquisition of COTCO, a leading supplier of high-brightness packaged LEDs in China, for consideration valued at approximately $204 million.

➢
Announced commercial availability of XLamp LEDs with minimum luminous flux of 100 lumens at 350mA, a performance increase of almost 70% in the last year.  XLamp LEDs are the first LEDs to be available in volume with this level of performance.

➢
Announced that Toronto is joining Raleigh, N.C. in a citywide initiative to install LED lighting throughout its infrastructure.  As part of the LED City™ program, Toronto intends to evaluate, deploy and promote the use of LEDs across multiple lighting applications because LEDs provide an energy-efficient, mercury-free solution helping to preserve the environment, while delivering more flexible and longer-lasting lighting than traditional lighting technologies.

Q4 Financial Metrics:

➢
On a GAAP basis, gross margin was 29%.   On a non-GAAP basis, gross margin was 32% of revenue and excludes $0.5 million of stock based compensation expense and the write-up of the acquired inventory as part of the COTCO purchase accounting, which resulted in an additional $3.0 million of costs of goods sold during the fourth quarter.

➢	Cash flow from operations was $26.7 million.

➢	Cash and investments equaled $294.3 million.

Business Outlook:

For its first quarter of fiscal 2008 ending September 23, 2007, Cree currently targets revenue in a range of $110 million to $115 million with GAAP earnings of $0.15 to $0.18 per diluted share and non-GAAP earnings of $0.09 to $0.12 per diluted share.  Non-GAAP earnings per diluted share exclude expenses related to the amortization of acquired intangibles, an expected gain from the sale of marketable securities, stock based compensation expense and the related tax effects.

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fourth quarter fiscal 2007 results and the first quarter fiscal 2008 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through August 21, 2007.

Supplemental financial information, including the non-GAAP reconciliation discussed below, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics,” “Quarter ending June 24, 2007” at http://www.cree.com/investor/metrics.htm.

Non-GAAP Financial Measures

In addition to disclosing results determined in accordance with GAAP, Cree has determined to begin furnishing non-GAAP results of operations that exclude certain items. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP operating measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About Cree, Inc.

Cree is a market-leading innovator and manufacturer of semiconductors that enhance the value of solid-state lighting, power and communications products by significantly increasing their energy performance and efficiency. Key to Cree’s market advantage is its world-class materials expertise in silicon carbide (SiC) and gallium nitride (GaN) for chips and packaged devices that can handle more power in a smaller space while producing less heat than other available technologies, materials and products.

Cree drives its increased performance technology into multiple applications including exciting alternatives in brighter and more-tunable light for general illumination, backlighting for more-
vivid displays, optimized power management for high-current, switch-mode power supplies and variable-speed motors, and more-effective wireless infrastructure for data and voice communications. Cree customers range from innovative lighting-fixtures makers to defense-related federal agencies.

Cree’s product families include blue and green LED chips, lighting LEDs in all colors, LED backlighting solutions, power-switching devices and radio-frequency/wireless devices. For additional information please refer to www.cree.com.

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips and packaged products; our ability to lower costs; potential changes in demand; increasing price competition in key markets; the risk that, due to the complexity of our manufacturing processes and transition of production to larger wafers, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; risks associated with the ramp-up of our production for our new products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with our recent acquisition; risks associated with on-going litigation; that the possibility that the pending acquisition of Color Kinetics by Philips may not be completed or may be delayed; and other factors discussed in our filings with the Securities and Exchange Commission, including our report on Form 10-K for the fiscal year ended June 25, 2006, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo and XLamp are registered trademarks of Cree, Inc., and the COTCO logo is a registered trademark of COTCO Luminant Device Limited.  LED City is a trademark of Cree, Inc.

CREE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	6/24/2007		6/24/2007
	(Unaudited)	6/25/2006	(Unaudited)	6/25/2006

Product revenue	$103,459	$99,001	$364,718	$394,383
Contract revenue	7,709	7,705	29,403	28,569
Total revenue	111,168	106,706	394,121	422,952

Cost of product revenue	73,350	56,778	237,125	202,412
Cost of contract revenue	6,073	4,767	23,008	19,647
Total cost of revenue	79,423	61,545	260,133	222,059

Gross margin	31,745	45,161	133,988	200,893

Operating expenses:
Research and development	14,564	13,961	58,836	54,871
Sales, general and administrative	15,471	11,365	53,105	44,760
Amortization of acquisition related intangibles	3,664	-	4,192	-
Loss on disposal or impairment of long-lived assets	1,170	1,513	1,199	2,421
Total operating expenses	34,869	26,839	117,332	102,052

Operating income	(3,124)	18,322	16,656	98,841

Non-operating income:
Gain on investments in securities	7,822	-	19,233	583
Other non-operating income	244	1	238	46
Net interest income	3,140	4,116	14,984	12,893
Income from continuing operations before income taxes	8,082	22,439	51,111	112,363

Income tax (benefit) expense	1,566	10,061	918	32,404
Net income from continuing operations	6,516	12,378	50,193	79,959

Income (loss) from discontinued operations, net of related tax effect	(83)	866	7,141	(3,286)
Net income	$6,433	$13,244	$57,334	$76,673

Diluted earnings per share:
Income from continuing operations	$0.08	$0.16	$0.63	$1.02
(Loss) income from discontinued operations	$(0.00)	$0.01	$0.09	$(0.05)
Net income	$0.08	$0.17	$0.72	$0.98

Weighted average shares of common
stock outstanding, basic	83,815	77,049	78,560	76,270

Weighted average shares of common
stock outstanding, diluted	84,929	78,978	79,496	78,207

CREE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	6/24/2007
	(Unaudited)	6/25/2006
Assets:
Current assets:
Cash, cash equivalents and short term investments	$242,655	$256,218
Accounts receivable, net	79,668	68,363
Inventory, net	71,068	29,994
Income taxes receivable	7,947	200
Deferred income taxes	23,573	10,092
Prepaid expenses and other current assets	8,920	11,237
Assets of discontinued operations	301	394
Total current assets	434,132	376,498

Property and equipment, net	372,345	342,238
Long-term investments held to maturity	68,363	119,400
Long-term marketable securities	-	29,072
Intangible assets, net	96,138	30,286
Goodwill	141,777	-
Deferred income taxes	1,227	-
Other assets	2,248	2,706
Total assets	$1,116,230	$900,200

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$32,942	$23,214
Accrued salaries and wages	10,241	8,828
Income taxes payable	4,504	-
Deferred income taxes	844	-
Other current liabilities	5,415	4,256
Liabilities of discontinued operations	505	1,092
Total current liabilities	54,451	37,390

Long term liabilities:
Deferred income taxes and contingent tax reserves	44,550	33,310
Other long-term liabilities	129	-
Long term liabilities of discontinued operations	1,103	1,887
Total long term liabilities	45,782	35,197

Shareholders' Equity:
Common stock	106	96
Additional paid-in-capital	713,778	580,804
Comprehensive income	9,826	11,758
Retained earnings	292,287	234,955
Total shareholders' equity	1,015,997	827,613
Total liabilities and shareholders' equity	$1,116,230	$900,200

The following is a reconciliation showing how Cree, Inc.'s fourth quarter income statements for fiscal 2007 and 2006 would appear if they were adjusted for the items noted below.

CREE, INC.
Reconciling Items to Q4 Financial Statements - GAAP to Non-GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	June 24, 2007				June 25, 2006
	GAAP	Adjustments		As Adjusted	GAAP	Adjustments		As Adjusted

Product revenue	$103,459	$-		$103,459	$99,001	$-		$99,001
Contract revenue	7,709	-		7,709	7,705	-		7,705
Total revenue	111,168	-		111,168	106,706	-		106,706

Cost of product revenue	73,350	(3,541)	(a)(b)	69,809	56,778	(1,242)	(a)	55,536
Cost of contract revenue	6,073	-		6,073	4,767	-		4,767
Total cost of sales	79,423	(3,541)		75,882	61,545	(1,242)		60,303

Gross margin	31,745	3,541		35,286	45,161	1,242		46,403
Gross margin percentage	29%			32%	42%			43%

Operating expenses:
Research and development	14,564	(1,680)	(a)(c)	12,884	13,961	(931)	(a)	13,030
Sales, general and administrative	15,471	(1,272)	(a)	14,199	11,365	(1,137)	(a)	10,228
Amortization of acquisition related intangibles	3,664	(3,664)	(c)	-	-	-	(a)	-
Loss on disposal of assets	1,170	-		1,170	1,513	-		1,513
Total operating expenses	34,869	(6,616)		28,253	26,839	(2,068)		24,771

Operating income	(3,124)	10,157		7,033	18,322	3,310		21,632

Non-operating income:
Gain (loss) on investments in securities	7,822	(7,822)	(d)	-	-			-
Other non-operating income	244	-		244	1	-		1
Net interest income	3,140	-		3,140	4,116	-		4,116
Income from continuing operations before income taxes	8,082	2,335		10,417	22,439	3,310		25,749

Income tax expense	1,566	1,323	(e)	2,889	10,061	(1,740)	(f)	8,321
Net income from continuing operations	6,516	1,012		7,528	12,378	5,050		17,428

Loss from discontinued operations, net of related tax	(83)	-		(83)	866	(1,045)	(g)	(179)
Net income	$6,433	$1,012		$7,445	$13,244	$4,005		$17,249

Earnings per diluted share:
From continuing operations	$0.08	$0.01		$0.09	$0.16	$0.06		$0.22
From discontinued operations	$(0.00)	$-		$(0.00)	$0.01	$(0.01)		$(0.00)
From net income	$0.08	$0.01		$0.09	$0.17	$0.05		$0.22

Weighted average shares of common
stock outstanding, basic	83,815	-		83,815	77,049	-		77,049

Weighted average shares of common
stock outstanding, diluted	84,929	-		84,929	78,978	-		78,978

(a) Non-cash stock-based compensation expense of $550,000 in costs of product revenue, $730,000 in research and development and $1.3 million in sale, general and administrative for the three months ended June 24, 2007 and $1.2 million in costs of product revenue, $931,000 in research and development and $1.1 million in sale, general and administrative for the three months ended June 25, 2006.

(b) FAS 141 adjustment of $3.0 million related to valuation of inventory in connection with the purchase of COTCO.

(c) IPR&D charge of $950,000 specifically related to the COTCO acquisition and amortization expense of $3.7 recognized on intangible assets resulting from current year acquisitions.

(d) Gain on the sale of 364,000 shares of Color Kinetics common stock.

(e) Tax effects of $1.2 million for non-cash stock based compensation, $1.1 million related to current year acquisitions, $775,000 of tax benefit related to the release of valuation allowances on deferred tax assets related to Federal capital loss carry forwards and other year end provision adjustments.

(f) Tax adjustments for non-cash stock based compensation that are offset by $1.8 million of additional tax expense related to investment in Color Kinetics and other end-of-year tax adjustments.

(g) Year to date tax adjustment of $1.1 million to reclassify to discontinued operations certain tax benefits associated with the Cree Microwave shutdown.

The following is a reconciliation showing how Cree, Inc.'s year to date income statements for fiscal 2007 and 2006 would appear if they were adjusted for the items noted below.

CREE, INC.
Reconciling Items to Twelve Months Financial Statements - GAAP to Non-GAAP
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended				Twelve Months Ended
	June 24, 2007				June 25, 2006
	GAAP	Adjustments		As Adjusted	GAAP	Adjustments		As Adjusted

Product revenue	$364,718	$-		$364,718	$394,383	$-		$394,383
Contract revenue	29,403	-		29,403	28,569	-		28,569
Total revenue	394,121	-		394,121	422,952	-		422,952

Cost of product revenue	237,125	(6,328)	(a)(b)	230,797	202,412	(4,330)	(a)	198,082
Cost of contract revenue	23,008	-		23,008	19,647	-		19,647
Total cost of sales	260,133	(6,328)		253,805	222,059	(4,330)		217,729

Gross margin	133,988	6,328		140,316	200,893	4,330		205,223
Gross margin percentage	34%			36%	47%			49%

Operating expenses:
Research and development	58,836	(4,286)	(a)(c)	54,550	54,871	(4,089)	(a)	50,782
Sales, general and administrative	53,105	(5,047)	(a)(c)	48,058	44,760	(4,485)	(a)	40,275
Amortization of acquisition related intangibles	4,192	(4,192)	(c)	-	-	-		-
Loss on disposal of assets	1,199	-		1,199	2,421	-		2,421
Total operating expenses	117,332	(13,525)		103,807	102,052	(8,574)		93,478

Operating income	16,656	19,853		36,509	98,841	12,904		111,745

Non-operating income:
Gain (loss) on investments in securities	19,233	(19,233)	(d)	-	583	(583)		-
Other non-operating income	238	-		238	46	-		46
Net interest income	14,984	-		14,984	12,893	-		12,893
Income from continuing operations before income taxes	51,111	620		51,731	112,363	12,321		124,684

Income tax expense	918	15,029	(e)	15,947	32,404	8,279	(g)	40,683
Net income from continuing operations	50,193	(14,409)		35,784	79,959	4,042		84,001

Loss from discontinued operations, net of related tax	7,141	(7,566)	(f)	(425)	(3,286)	2,460	(h)	(826)
Net income	$57,334	$(21,975)		$35,359	$76,673	$6,502		$83,175

Earnings per diluted share:
From continuing operations	$0.63	$(0.19)		$0.45	$1.02	$0.05		$1.07
From discontinued operations	$0.09	$(0.10)		$(0.01)	$(0.04)	$0.03		$(0.01)
From net income	$0.72	$(0.28)		$0.44	$0.98	$0.08		$1.06

Weighted average shares of common
stock outstanding, basic	78,560	-		78,560	76,270	-		76,270

Weighted average shares of common
stock outstanding, diluted	79,496	-		79,496	78,207	-		78,207

(a) Non-cash stock-based compensation expense of $3.3 million in costs of product revenue, $3.4 million in research and development and $5.0 million in sale, general and administrative for the year ended June 24, 2007 and $4.3 million in costs of product revenue, $4.1 million in research and development and $4.5 million in sale, general and administrative for the year ended June 25, 2006.

(b) FAS 141 adjustment of $3.0 million related to valuation of inventory in connection with the purchase of COTCO.

(c) IPR&D charge of $950,000 specifically related to the COTCO acquisition and amortization expense of $4.2 million recognized on intangible assets resulting from current year acquisitions.

(d) Gain on the sale of 1,296,000 shares of Color Kinetics common stock.

(e) Tax effects for non-cash stock based compensation, amortization of intangible assets, tax benefit related to the release of contingent tax reserves associated with the completion of our research and experimentation tax credit study, tax benefit related to the completion of Internal Revenue Service audits of fiscal 2003, 2004 and 2005 Federal tax returns, tax benefit of the release of valuation allowances on deferred tax assets related to Federal capital loss carry forwards and income tax return to provision adjustments associated with the filing of our fiscal 2006 federal tax returns.

(f) Tax benefit related to the release of contingent tax reserves associated with the completion of Internal Revenue Service audits of fiscal 2003, 2004 and 2005 Federal tax returns.

(g) Tax adjustments for non-cash stock-based compensation less the gain on sale of Color Kinetics stock. Also includes $3.2 million tax benefit related to investment in Color Kinetics and $1.2 million of end-of-year and prior year tax adjustments.

(h) Includes costs to terminate an operating lease in Sunnyvale, CA of $3.6 million, severance of $624,000, inventory write-down of $668,000 and fixed asset impairments of $303,000, net or related tax benefit.